Exhibit 1.1

Ameren Illinois Company

First Mortgage Bonds due 2036

Underwriting Agreement

August 17, 2026

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

As Representatives of the several Underwriters

named in Schedule I to the applicable Pricing Agreement

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

From time to time, Ameren Illinois Company, an Illinois corporation (the “Company”), proposes to enter into one or more Pricing Agreements (each, a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein) certain of its first mortgage bonds specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the “First Mortgage Bonds”).

The terms and rights of any particular issuance of the First Mortgage Bonds shall be as specified in the Pricing Agreement relating thereto and will be issued under and pursuant to the General Mortgage Indenture and Deed of Trust, dated as of November 1, 1992, executed by the Company, as successor to Illinois Power Company, to The Bank of New York Mellon Trust Company, N.A., as successor trustee to Harris Trust and Savings Bank (the “Trustee”), as heretofore amended and supplemented by various supplemental indentures, and as to be further amended and supplemented by a supplemental indenture relating to the First Mortgage Bonds (with respect to such Pricing Agreement, the “Supplemental Indenture”). The term “Mortgage,” as used herein, shall be deemed to refer to such General Mortgage Indenture and Deed of Trust as so amended and supplemented.

1.             Introduction. Particular sales of the First Mortgage Bonds may be made from time to time to the Underwriters of such First Mortgage Bonds, for whom the firms designated as representatives of the Underwriters of such First Mortgage Bonds in this Underwriting Agreement or the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters or to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the First Mortgage Bonds or as an obligation of any of the Underwriters to purchase the First Mortgage Bonds. The obligation of the Company to issue and sell any of the First Mortgage Bonds and the obligation of any of the Underwriters to purchase any of the First Mortgage Bonds shall be evidenced by the Pricing Agreement with respect to the First Mortgage Bonds specified therein. Each Pricing Agreement shall specify the title and aggregate principal amount of such First Mortgage Bonds, the offering price of such First Mortgage Bonds, the purchase price to the Underwriters of such First Mortgage Bonds, the Supplemental Indenture, the Time of Sale (as defined herein) and the Time of Sale Information (as defined in the Pricing Agreement relating to the First Mortgage Bonds) with respect to such First Mortgage Bonds, the names of the Underwriters of such First Mortgage Bonds, the names of the Representatives of such Underwriters, if any, and the principal amount of such First Mortgage Bonds to be purchased by each Underwriter and shall set forth the Time of Delivery (as defined herein). The obligations of the Underwriters under this Underwriting Agreement and each Pricing Agreement shall be several and not joint.

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2.             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)           The Company meets the requirements for the use of an “automatic shelf registration statement”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”), and such registration statement on Form S-3 (File No. 333-297949-01) in respect of the First Mortgage Bonds has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing with the Commission; no stop order suspending the effectiveness of such registration statement, any post-effective amendment thereto or any part thereof has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or relating to the offering of the First Mortgage Bonds has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company; any prospectus related to the Company included in such registration statement at the time it became effective that omits Rule 430 Information (as defined herein) is hereinafter called a “Base Prospectus”; any preliminary prospectus supplement (together with the accompanying Base Prospectus) used in connection with the offering and sale of the First Mortgage Bonds that is deemed to be part of and included in such registration statement pursuant to Rule 430B(e) under the Act, is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement and any post-effective amendment thereto, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement at the time each such part of such registration statement became effective, but excluding any Form T-1, each as amended at the time each such part of such registration statement became effective, and including any information omitted from such registration statement at the time each such part of such registration statement became effective, but that is deemed to be part of such registration statement pursuant to Rule 430A, Rule 430B or Rule 430C under the Act at the time set forth therein (“Rule 430 Information”), are hereinafter collectively called the “Registration Statement”; the Base Prospectus and prospectus supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the First Mortgage Bonds and filed by the Company with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the effective date of the Registration Statement applicable to the Company and for the First Mortgage Bonds pursuant to Rule 430B(f)(2) under the Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be; any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed after the effective date of the Registration Statement applicable to the Company and for the First Mortgage Bonds pursuant to Rule 430B(f)(2) under the Act, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be; and, at the time set forth in the Pricing Agreement relating to the First Mortgage Bonds (the “Time of Sale”), the Company had prepared the Time of Sale Information excluding the information provided by the Underwriters specified in Section 9(b) hereof.

(b)           The documents incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, as of such times, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, as of such times, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(c)           The Registration Statement, the preliminary prospectus supplement dated August 17, 2026, together with the prospectus dated August 4, 2026 (collectively, the “Specified Preliminary Prospectus”) and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the Specified Preliminary Prospectus or the Prospectus will conform, in all material respects, to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not and will not, as of the latest date as of which any part of the Registration Statement relating to the First Mortgage Bonds became, or is deemed to have become, effective under the Act in accordance with the rules and regulations of the Commission thereunder, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Specified Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, as of their respective dates, and, as to the Prospectus, as of the Time of Delivery, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, in each case, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the First Mortgage Bonds through the Representatives expressly for use in the Registration Statement, the Specified Preliminary Prospectus or the Prospectus, which information is specified in Section 9(b) hereof.

(d)           The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Illinois, with corporate power and authority to own or lease its properties and conduct its business as described in the Time of Sale Information and the Prospectus and to execute, deliver and perform the Company’s obligations under, or as contemplated by, this Underwriting Agreement and to do all and any of the acts necessary in connection with or arising from the transactions contemplated hereby; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined herein). The Company has no subsidiaries (as defined in Rule 405 under the Act).

(e)           The financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the financial condition of the Company as of the dates indicated and the results of the Company’s operations and cash flows for the periods therein specified and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise indicated therein; and the interactive data in eXtensible Business Reporting Language filed as exhibits to the periodic reports incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(f)            The Company has not sustained, since the date of the latest audited financial statements incorporated by reference in the Time of Sale Information and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Time of Sale Information and the Prospectus, and since the respective dates as of which information is given in the Time of Sale Information, (i) the Company has not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and (ii) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company, in each case, other than as set forth or contemplated in the Time of Sale Information.

(g)           The Company has an authorized capitalization as disclosed in the Time of Sale Information and the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

(h)           The First Mortgage Bonds have been duly authorized by the Company for issuance and sale to the Underwriters, and, when the First Mortgage Bonds are executed and authenticated in accordance with the provisions of the Mortgage and delivered by the Company in accordance with this Underwriting Agreement and the Pricing Agreement against payment of the consideration set forth in such Pricing Agreement, such First Mortgage Bonds will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and the terms of the Mortgage, except as may be limited by the Exceptions (as defined below), and will be entitled to the benefit of the security afforded by the Mortgage; the Mortgage has been duly authorized by the Company and duly qualified under the Trust Indenture Act and, at the Time of Delivery, the Mortgage will be duly executed and delivered by the Company and will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the laws of the State of Illinois affecting the remedies for the enforcement of the security provided for therein and except as may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting mortgagees’ and other creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any matter is brought (collectively, the “Exceptions”); and the Mortgage conforms, and the First Mortgage Bonds will conform, in all material respects, to the descriptions thereof contained in the Time of Sale Information and the Prospectus.

(i)            Substantially all of the permanent, fixed properties of the Company are owned in fee simple or are held under valid leases, in each case subject only to the lien of the Mortgage and “Permitted Liens” (as defined in the Mortgage); and such minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value or marketability of the properties subject thereto and do not materially impair the title of the Company to its properties or its right to use its properties in connection with its business as presently conducted.

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(j)            This Underwriting Agreement has been, and the Pricing Agreement relating to the First Mortgage Bonds, at the date thereof, will be, duly authorized, executed and delivered by the Company.

(k)            PricewaterhouseCoopers LLP, who has audited certain financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder and the Public Company Accounting Oversight Board (United States).

(l)            The issuance and sale of the First Mortgage Bonds and the compliance by the Company with all of the provisions of the First Mortgage Bonds, the Mortgage, this Underwriting Agreement and the Pricing Agreement relating to the First Mortgage Bonds, and the consummation of the transactions herein and therein contemplated, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the Restated Articles of Incorporation or Bylaws, as amended, of the Company or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)          The Illinois Commerce Commission (the “ICC”) has issued a final order (the “ICC Order”) authorizing the issuance and sale of the First Mortgage Bonds by the Company in accordance with the terms of the Mortgage; the ICC Order is in full force and effect and is sufficient to authorize the transactions contemplated by this Underwriting Agreement and the Pricing Agreement relating to the First Mortgage Bonds to the extent authorization is required; to the extent the First Mortgage Bonds are valid and binding obligations of the Company as of the Time of Delivery, such First Mortgage Bonds issued pursuant to the ICC Order shall continue to be valid and binding in accordance with their respective terms and the terms and limitations specified in the ICC Order notwithstanding the ICC Order being later vacated, modified or otherwise held to be invalid by the ICC or a reviewing court subsequent to the issuance of such First Mortgage Bonds; and no other consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the First Mortgage Bonds by the Company, or the consummation by the Company of the transactions contemplated by this Underwriting Agreement or such Pricing Agreement or the Mortgage, except such as have been, or will have been prior to the Time of Delivery, obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws of any jurisdiction (including any non-U.S. jurisdiction) in connection with the purchase and distribution of such First Mortgage Bonds by the Underwriters.

(n)           The statements set forth in the Specified Preliminary Prospectus (together with the information set forth in the Time of Sale Information) and the Prospectus under the captions “Description of Bonds” and “Description of First Mortgage Bonds and Mortgage Indenture”, insofar as they purport to constitute a summary of the terms of the First Mortgage Bonds and the Mortgage, and under the captions “Plan of Distribution” and “Underwriting” (except with respect to the information set forth under the caption “Underwriting—Selling Restrictions”), insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

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(o)           The Company is not (i) in violation of its Restated Articles of Incorporation or Bylaws, as amended, (ii) to the best knowledge of the Company, after due inquiry, other than as disclosed in the Time of Sale Information and the Prospectus, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, the violation of which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company (a “Material Adverse Effect”), or of any decree of any court or governmental agency or body having jurisdiction over the Company, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or by which the Company or any of the Company’s properties may be bound, which default would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)           Other than as disclosed in the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is the subject which, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened by governmental authorities or others.

(q)           The Company is not, and, after giving effect to the offering and sale of the First Mortgage Bonds and the application of the net proceeds thereof, will not be an “investment company,” or an entity “controlled” by an investment company, as such terms are defined in the Investment Company Act of 1940, as amended.

(r)            Except as disclosed in the Time of Sale Information and the Prospectus, or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of the Company under applicable Environmental Laws to conduct the Company’s business and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

(s)           The Time of Sale Information at the Time of Sale did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the First Mortgage Bonds through the Representatives expressly for use in such Time of Sale Information, which information is specified in Section 9(b) hereof; and no statement of material fact that will be included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom.

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(t)            Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the First Mortgage Bonds (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Annex II hereto and other written communications approved in writing in advance by the Representatives; each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been filed in accordance with the Act (to the extent required thereby) and, when taken together with the Time of Sale Information at the Time of Sale, did not, and at the Time of Delivery will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the First Mortgage Bonds through the Representatives expressly for use in any Issuer Free Writing Prospectus, which information is specified in Section 9(b) hereof; and each Issuer Free Writing Prospectus listed on Part B of Annex II hereto does not conflict with the information contained in the Registration Statement, the Time of Sale Information or the Prospectus.

(u)           (A) (i) At the time of the initial filing of the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the First Mortgage Bonds in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” within the meaning of subparagraph (1)(ii) of the definition of “well-known seasoned issuer” in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the First Mortgage Bonds, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act.

(v)           The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, except as disclosed in the Time of Sale Information and the Prospectus, the Company’s internal control over financial reporting as of June 30, 2026 was effective and the Company is not aware of any material weaknesses in the Company’s internal control over financial reporting since that date.

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(w)          Except as disclosed in the Time of Sale Information and the Prospectus, since the date of the latest audited financial statements incorporated by reference in the Time of Sale Information and the Prospectus, to the knowledge of the Chief Accounting Officer of Ameren Corporation, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures as of June 30, 2026 were effective; and, since the date of the latest audited financial statements incorporated by reference in the Time of Sale Information and the Prospectus, to the knowledge of the Chief Accounting Officer of Ameren Corporation, there has been no change in the Company’s disclosure controls and procedures that has materially affected, or is reasonably likely to materially affect, the Company’s disclosure controls and procedures.

(y)           Ameren Corporation maintains policies and procedures designed to ensure compliance by, among others, the Company and its respective directors, officers, employees and agents with all laws, rules and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery, corruption or money laundering (collectively, “Anti-Corruption Laws”) and applicable economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administrated by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State (the “State Department”), or by the United Nations Security Council (the “UNSC”), the European Union (the “EU”) or His Majesty’s Treasury of the United Kingdom (collectively, “Sanctions”), and the Company and, to the knowledge of the Company, its respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions; and none of (A) the Company or, to the knowledge of the Company, any of its respective directors, officers or employees, or (B) to the knowledge of the Company, any agent of the Company that will act in any capacity in connection with, or benefit from, this Underwriting Agreement, is (i) a person listed in any Sanctions-related list of designated persons maintained by OFAC or the State Department, or by the UNSC, the EU or any EU member state, (ii) a person operating, organized or resident in a country or territory that is itself the subject or target of any Sanctions (as of the date hereof, including, without limitation, Crimea, Cuba, Iran, North Korea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of Zaporizhzhia and Kherson or any other Covered Region of Ukraine identified pursuant to Executive Order 14065) or (iii) any person 50% or more owned or controlled by any such person or persons.

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(z)            The Company will not, directly or indirectly, use the proceeds of the offering of the First Mortgage Bonds, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity to fund any activities of or business with any person or entity that, at the time of such funding, is the subject of Sanctions.

(aa)         Except as disclosed in the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s knowledge there has been no security breach, unauthorized access or other compromise or misuse of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers and vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”). Except as disclosed in the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data. The Company has implemented backup and disaster recovery technology consistent with industry standards and practices. The Company has policies and procedures in place designed to ensure the integrity and security of its IT Systems and Data and comply with such policies and procedures in all material respects.

3.             Offering. Upon the execution of the Pricing Agreement relating to the First Mortgage Bonds, the several Underwriters propose to offer such First Mortgage Bonds for sale upon the terms and conditions set forth in the Time of Sale Information and the Prospectus.

4.             Payment and Delivery of Securities. The First Mortgage Bonds to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and in such authorized denominations and registered in such names as the Representatives may request, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least twenty-four hours prior to the Time of Delivery. The time and date of such delivery and payment shall be as specified in Schedule II to the Pricing Agreement relating to the First Mortgage Bonds or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such First Mortgage Bonds.

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5.             Covenants of the Company. The Company agrees with each of the Underwriters:

(a)           To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the First Mortgage Bonds or, if applicable, such earlier time as may be required by Rule 424(b) under the Act; to prepare a final term sheet in substantially the form attached as Schedule III to the applicable Pricing Agreement relating to such First Mortgage Bonds, and approved by the Representatives, and to file such final term sheet pursuant to Rule 433(d) under the Act within the time required by such rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to make no further amendment or supplement (except for such final term sheet) to the Registration Statement or the Prospectus after the date of the Pricing Agreement relating to such First Mortgage Bonds and prior to the Time of Delivery for such First Mortgage Bonds which shall be disapproved by the Representatives for such First Mortgage Bonds promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement or any amendment or supplement to any Issuer Free Writing Prospectus after such Time of Delivery and furnish the Representatives with copies thereof; before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, to furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and not to use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus disapproved by the Representatives; to promptly notify the Representatives of any notice given to the Company by any of Moody’s Investors Service, Inc. or S&P Global Ratings, a division of S&P Global Inc. (each, a “Rating Agency”), of any intended decrease in any rating of any securities of the Company or of any intended change in any such rating that does not indicate the direction of the possible change of any such rating, in each case by any such Rating Agency; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the First Mortgage Bonds, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the First Mortgage Bonds, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such First Mortgage Bonds for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Act against the Company or relating to the offering of the First Mortgage Bonds, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the First Mortgage Bonds or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)           If required by Rule 430B(h) under the Act in connection with the offer and sale of the First Mortgage Bonds, to prepare a prospectus in a form approved by the Representatives and to file such prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424 under the Act; and to make no further amendment or supplement to such prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof.

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(c)           Promptly, from time to time, to take such action as the Representatives may reasonably request to qualify the First Mortgage Bonds for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such First Mortgage Bonds, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(d)           To promptly furnish the Underwriters with electronic copies of the Prospectus and each Issuer Free Writing Prospectus prepared by the Company (to the extent not previously delivered), as amended or supplemented, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time in connection with the offering or sale of the First Mortgage Bonds and if at such time any event shall have occurred as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act), such Time of Sale Information or such Issuer Free Writing Prospectus, as then amended or supplemented, is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, or, if at any time prior to the Time of Delivery (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Representatives thereof and forthwith prepare and, subject to Section 5(a) hereof, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information, as so amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or so that the Time of Sale Information will comply with law; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of the First Mortgage Bonds at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request, to prepare and deliver to such Underwriter as many electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

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(e)           In accordance with Rule 158 under the Act, to make generally available to its security holders and to holders of the First Mortgage Bonds, as soon as practicable, but in any event not later than 18 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earning statement of the Company (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act).

(f)            During the period beginning from the date of the Pricing Agreement for the First Mortgage Bonds and continuing to and including the Time of Delivery for such First Mortgage Bonds, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any debt securities of the Company which mature more than one year after such Time of Delivery and which are substantially similar to such First Mortgage Bonds, without the prior written consent of the Representatives.

(g)           Upon request of an Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the First Mortgage Bonds (the “License”); provided, however, that the License shall be used solely for the purpose described in this Section 5(g), is granted without any fee and may not be assigned or transferred.

(h)           To apply the net proceeds from the sale of the First Mortgage Bonds for the purposes set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(i)            Pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(j)            If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the First Mortgage Bonds remain unsold by the Underwriters, to file, prior to the Renewal Deadline, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the First Mortgage Bonds, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the First Mortgage Bonds, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the First Mortgage Bonds to continue as contemplated in the expired registration statement relating to the First Mortgage Bonds. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(k)           If at any time when the First Mortgage Bonds remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, to (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the First Mortgage Bonds, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the First Mortgage Bonds to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

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(l)            As soon as practicable after the Time of Delivery, to make all recordings, registrations and filings necessary to preserve the lien of the Mortgage and the rights under the Supplemental Indenture.

6.             Payment of Expenses. Whether or not any sale of the First Mortgage Bonds is consummated, the Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the First Mortgage Bonds under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and any dealers; (ii) the applicable Commission filing fees relating to the First Mortgage Bonds within the time required by Rule 456(b)(1) under the Act without regard to the proviso thereof; (iii) the cost of printing or producing any agreement among underwriters, this Underwriting Agreement, any Pricing Agreement, the Mortgage, any blue sky surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the First Mortgage Bonds; (iv) all expenses (not to exceed $5,000) in connection with the qualification of the First Mortgage Bonds for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any blue sky surveys; (v) any fees charged by securities rating services for rating the First Mortgage Bonds; (vi) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the First Mortgage Bonds; (vii) the cost of preparing certificates for the First Mortgage Bonds; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Mortgage and the First Mortgage Bonds; and (ix) all other costs and expenses incurred by the Company incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 6. It is understood, however, that, except as provided in this Section 6, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, any advertising expenses in connection with any offers the Underwriters may make and transfer taxes on resale of any of the First Mortgage Bonds by them.

7.             Issuer Free Writing Prospectuses. Each Underwriter hereby represents and agrees that, except for one or more term sheets containing the information set forth in Schedule III to the applicable Pricing Agreement, it has not and will not use, authorize use of, refer to, or participate in the use of, any “free writing prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) one or more term sheets relating to the First Mortgage Bonds which are not Issuer Free Writing Prospectuses and which contain preliminary terms of the First Mortgage Bonds and related customary information not inconsistent with the final term sheet prepared and filed by the Company pursuant to Section 5(a) hereof, (ii) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Specified Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (iii) any Bloomberg L.P. or other electronic communication regarding comparable bond prices, (iv) any Issuer Free Writing Prospectus listed on Annex II hereto or prepared pursuant to Section 2(t) or Section 5(a) hereof, or (v) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

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8.             Conditions to Underwriters’ Obligations. The obligations of the several Underwriters of the First Mortgage Bonds under the Pricing Agreement relating to such First Mortgage Bonds shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company contained herein and in or incorporated by reference in the Pricing Agreement relating to such First Mortgage Bonds are, at and as of the Time of Sale and the Time of Delivery for such First Mortgage Bonds, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed at and as of the Time of Sale and the Time of Delivery for such First Mortgage Bonds, as the case may be, and the following additional conditions:

(a)           The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act to the extent required by Rule 433 under the Act; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering of the First Mortgage Bonds shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)           Counsel for the Underwriters shall have furnished to the Underwriters such written opinion or opinions, dated the Time of Delivery for such First Mortgage Bonds, with respect to such matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may (i) state that such opinion is limited to matters covered by the federal laws of the United States of America and (ii) rely as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company and public officials.

(c)           The Underwriters shall have received the favorable opinions dated the Time of Delivery for such First Mortgage Bonds of:

(i)  David M. Feinberg, Esq., Executive Vice President, General Counsel and Secretary of the Company, in the form attached as Exhibit A hereto (x) with such changes therein as may be agreed upon by the Company and the Representatives with the approval of counsel for the Underwriters, and (y) if the Time of Sale Information shall be supplemented after being furnished to the Underwriters for use in offering the First Mortgage Bonds, with changes therein to reflect such supplementation; and

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(ii)  Morgan, Lewis & Bockius LLP, in the form attached as Exhibit B hereto (x) with such changes therein as may be agreed upon by the Company and the Representatives with the approval of counsel for the Underwriters, and (y) if the Time of Sale Information shall be supplemented after being furnished to the Underwriters for use in offering the First Mortgage Bonds, with changes therein to reflect such supplementation.

(d)           On the date of the Pricing Agreement for such First Mortgage Bonds and at the Time of Delivery for such First Mortgage Bonds, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter, dated the date of such Pricing Agreement, and a letter dated such Time of Delivery, respectively, in form and substance satisfactory to the Representatives, with respect to the financial statements of the Company incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(e)           (i) The Company shall not have sustained, since the date of the latest audited financial statements incorporated by reference in the Time of Sale Information, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as disclosed or contemplated in the Time of Sale Information, and (ii) since the respective dates as of which information is given in the Time of Sale Information, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company, other than as disclosed or contemplated in the Time of Sale Information, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering, sale or delivery of the First Mortgage Bonds on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(f)            On or prior to the Time of Delivery, the Representatives shall have received satisfactory evidence that the First Mortgage Bonds are rated as set forth in the Issuer Free Writing Prospectus listed on Part A of Annex II hereto and that such ratings are in effect at the Time of Delivery.

(g)           On or after the date of the Pricing Agreement relating to the First Mortgage Bonds, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any Rating Agency, and (ii) no such Rating Agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock, unless such surveillance or review has been publicly announced prior to the date of the Pricing Agreement.

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(h)           On or after the date of the Pricing Agreement relating to the First Mortgage Bonds there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally by the Commission, the New York Stock Exchange or The Nasdaq Stock Market or any setting of minimum or maximum prices for trading thereon; (ii) a suspension or material limitation in trading in the Company’s securities by the Commission, the New York Stock Exchange, or The Nasdaq Stock Market; (iii) a general moratorium on commercial banking activities declared by Federal, New York state or Illinois state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iv) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any event specified in clause (iv) or (v), in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering, sale or delivery of the First Mortgage Bonds on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.

(i)            The Company shall have furnished or caused to be furnished to the Representatives at the Time of Delivery for the First Mortgage Bonds a certificate or certificates of officers of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in Section 8(a) and Section 8(e) hereof and as to such other matters as the Representatives may reasonably request.

(j)            The ICC Order shall be in full force and effect at the Time of Delivery.

If any of the events specified in Sections 8(e), 8(g) or 8(h) hereof shall have occurred or the representation in Section 2(s) hereof is incorrect, the Pricing Agreement relating to the First Mortgage Bonds may be terminated by the Representatives on notice to the Company at any time on or prior to the Time of Delivery and upon such notice being given, the parties hereto and thereto shall be released and discharged from their respective obligations hereunder and thereunder (except for the liability of the Company pursuant to Sections 6 or 12 hereof and the obligations of the parties hereto and thereto pursuant to Section 9 hereof). Notwithstanding any such termination, the provisions of Sections 6, 9, 11, 12, 13, 14, 16, 17 and 20 hereof shall remain in full force and effect.

9.             Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Information, or any “issuer information” filed or required to be filed under Rule 433(d) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus as amended or supplemented, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, or any such amendment or supplement of or to the foregoing, in reliance upon and in conformity with written information furnished to the Company by any Underwriter of the First Mortgage Bonds through the Representatives expressly for use in the Registration Statement, the Prospectus as amended or supplemented, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, or any such amendment or supplement of or to the foregoing, which information is specified in Section 9(b) hereof.

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(b)           Each Underwriter severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Issuer Free Writing Prospectus, the Time of Sale Information, the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the First Mortgage Bonds, or any such amendment or supplement of or to the foregoing, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus, the Time of Sale Information, the Registration Statement, any Preliminary Prospectus, the Prospectus as amended or supplemented and any other prospectus relating to the First Mortgage Bonds, or any such amendment or supplement of or to the foregoing, it being understood and agreed that the only such information consists of the following: (i) the third paragraph of text under the caption “Underwriting” in the Specified Preliminary Prospectus and the Prospectus, concerning the terms of the offering by the Underwriters, (ii) the third and fourth sentences of the fifth paragraph of text under the caption “Underwriting” in the Specified Preliminary Prospectus and the Prospectus, concerning market-making by the Underwriters, and (iii) the sixth and seventh paragraphs of text under the caption “Underwriting” in the Specified Preliminary Prospectus and the Prospectus, concerning overallotment, stabilization, short-positions and penalty bids; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

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(c)           Promptly after receipt by an indemnified party under Section 9(a) or Section 9(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 9(a) or Section 9(b) hereof, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability except to the extent that it has been materially prejudiced by such failure or from any liability which it may have to any indemnified party other than under Section 9(a) or Section 9(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under Section 9(a) or Section 9(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in any such action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of any such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

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(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under Section 9(a) or Section 9(b) hereof in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the First Mortgage Bonds on the other hand from the offering of the First Mortgage Bonds to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 9(c) hereof, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the First Mortgage Bonds on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters. The relative fault of the Company on the one hand and such Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the First Mortgage Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of the First Mortgage Bonds in this Section 9(d) to contribute are several in proportion to their respective underwriting obligations with respect to such First Mortgage Bonds and not joint.

(e)           The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

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10.           Defaulting Underwriters.

(a)           If any Underwriter shall default in its obligation to purchase the First Mortgage Bonds which it has agreed to purchase under the Pricing Agreement relating to such First Mortgage Bonds, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such First Mortgage Bonds on the terms contained herein. If within 36 hours after such default by any Underwriter the Representatives do not arrange for the purchase of such First Mortgage Bonds, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representatives to purchase such First Mortgage Bonds on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such First Mortgage Bonds, or the Company notifies the Representatives that it has so arranged for the purchase of such First Mortgage Bonds, the Representatives or the Company shall have the right to postpone the Time of Delivery for such First Mortgage Bonds for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Information or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Information or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in this Underwriting Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to the Pricing Agreement with respect to such First Mortgage Bonds.

(b)           If, after giving effect to any arrangements for the purchase of the First Mortgage Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 10(a) hereof, the aggregate principal amount of such First Mortgage Bonds which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the First Mortgage Bonds, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of the First Mortgage Bonds which such Underwriter agreed to purchase under the Pricing Agreement relating to such First Mortgage Bonds and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of the First Mortgage Bonds which such Underwriter agreed to purchase under such Pricing Agreement) of the First Mortgage Bonds of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the First Mortgage Bonds of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in Section 10(a) hereof, the aggregate principal amount of the First Mortgage Bonds which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the First Mortgage Bonds, as referred to in Section 10(b) hereof, or if the Company shall not exercise the right described in Section 10(b) hereof to require non-defaulting Underwriters to purchase the First Mortgage Bonds of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such First Mortgage Bonds shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

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11.           Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Underwriting Agreement or made by or on behalf of them, respectively, pursuant to this Underwriting Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the First Mortgage Bonds.

12.           Termination. If any Pricing Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter with respect to the First Mortgage Bonds covered by such Pricing Agreement except as provided in Sections 6 and 9 hereof; but, if for any other reason the First Mortgage Bonds are not delivered by or on behalf of the Company as provided herein or the Company does not comply with its other obligations as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel for the Underwriters, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such First Mortgage Bonds, but the Company shall then be under no further liability to any Underwriter with respect to such First Mortgage Bonds, except as provided in Sections 6 and 9 hereof.

13.           Notices. In all dealings hereunder, the Representatives of the Underwriters of the First Mortgage Bonds shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly.

All statements, requests, notices and agreements hereunder shall be in writing and shall be deemed to have been duly given if mailed, and if to the Underwriters shall be delivered or sent by mail to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement: Attention: Secretary.

14.           No Third Party Beneficiaries. This Underwriting Agreement and each Pricing Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Underwriting Agreement or any such Pricing Agreement. No purchaser of any of the First Mortgage Bonds from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.           Miscellaneous. Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

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16.           Governing Law. This Underwriting Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.           Waiver of Jury Trial. The Company and each of the Underwriters hereby waive their respective rights to jury trial with respect to any litigation arising under, or in connection with, this Underwriting Agreement and each Pricing Agreement.

18.           Counterparts. This Underwriting Agreement and each Pricing Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Underwriting Agreement and each Pricing Agreement or any document to be signed in connection with this Underwriting Agreement and each Pricing Agreement shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

19.           No Fiduciary Duty. The Company hereby acknowledges that the Underwriters are acting solely in the capacity of an arm’s-length contractual counterparty to the Company with respect to the offering of First Mortgage Bonds contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriters are advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of First Mortgage Bonds contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

20.           Qualified Financial Contracts. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States. In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States. “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

{Signature Page Follows}

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof.

Very truly yours,

Ameren Illinois Company

By:	/s/ Mitchell J. Lansford
Name: Mitchell J. Lansford
Title: Vice President and Treasurer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

As Representatives of the several Underwriters

Goldman Sachs & Co. LLC		KeyBanc Capital Markets Inc.

By:	/s/ Kevin Dirkse	By:	/s/ Eamon McDermott
	Name: Kevin Dirkse		Name: Eamon McDermott
	Title: Managing Director		Title: Managing Director

SMBC Nikko Securities America, Inc.		TD Securities (USA) LLC

By:	/s/ Andrew Giaimo	By:	/s/ Luiz Lanfredi
	Name: Andrew Giaimo		Name: Luiz Lanfredi
	Title: Managing Director		Title: Managing Director

{Signature Page to the Underwriting Agreement}

ANNEX I

Pricing Agreement

August 17, 2026

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

As Representatives of the several Underwriters

named in Schedule I hereto

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Ladies and Gentlemen:

Ameren Illinois Company, an Illinois corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated August 17, 2026 (the “Underwriting Agreement”), between the Company on the one hand and the Underwriters named in Schedule I hereto (the “Underwriters”), for whom Goldman Sachs & Co. LLC, KeyBanc Capital Markets Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC are acting as representatives (the “Representatives”), on the other hand, to issue and sell to the Underwriters the First Mortgage Bonds specified in Schedule II hereto (the “First Mortgage Bonds”) with the terms set forth in Schedule III hereto. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Each of the Representatives designated to act on behalf of the other Representatives and on behalf of each of the other Underwriters of the First Mortgage Bonds pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

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Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of the First Mortgage Bonds set forth opposite the name of such Underwriter in Schedule I hereto.

For all purposes of the Underwriting Agreement, (i) the “Time of Sale” means 2:45 p.m. (New York City time) on the date hereof and (ii) the “Time of Sale Information,” collectively, means the following information: the Specified Preliminary Prospectus, as amended or supplemented immediately prior to the Time of Sale (including the documents incorporated therein by reference as of the Time of Sale), as supplemented by the final term sheet prepared and filed pursuant to Section 5(a) of the Underwriting Agreement and referred to on Part A of Annex II thereof.

The purchase price for the First Mortgage Bonds shall be 99.338% of the aggregate principal amount thereof.

{Signature Page Follows}

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If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the other signers thereof.

Very truly yours,

Ameren Illinois Company

By:
	Name:	Mitchell J. Lansford
	Title:	Vice President and Treasurer

Accepted as of the date hereof:

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

As Representatives of the several Underwriters

Goldman Sachs & Co. LLC		KeyBanc Capital Markets Inc.

By:		By:
	Name:		Name:
	Title:		Title:

SMBC Nikko Securities America, Inc.		TD Securities (USA) LLC

By:		By:
	Name:		Name:
	Title:		Title:

{Signature Page to the Pricing Agreement}

SCHEDULE I

Underwriter	Principal Amount of First Mortgage Bonds to be Purchased
Goldman Sachs & Co. LLC	$90,000,000
KeyBanc Capital Markets Inc.	90,000,000
SMBC Nikko Securities America, Inc.	90,000,000
TD Securities (USA) LLC	90,000,000
Academy Securities, Inc.	20,000,000
Commerce Brokerage Services, Inc.	20,000,000

Total	$400,000,000

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SCHEDULE II

Title of First Mortgage Bonds:

5.50% First Mortgage Bonds due 2036

Aggregate principal amount:

$400,000,000

“First Mortgage Bonds” for purposes of the Underwriting Agreement refers to the $400,000,000 principal amount of the 5.50% First Mortgage Bonds due 2036 to be issued at the Time of Delivery.

Offering Price:

99.988% of the principal amount of the First Mortgage Bonds, plus accrued interest, if any, from the Time of Delivery

Purchase Price paid by the Underwriters:

99.338% of the principal amount of the First Mortgage Bonds

Form of First Mortgage Bonds:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking (if delivery shall be made otherwise than through the facilities of DTC) by the Representatives at least twenty-four hours prior to the Time of Delivery at such place as may be agreed upon by the Company and the Representatives.

Time of Delivery:

10:00 a.m. (New York City time), August 24, 2026

Supplemental Indenture relating to First Mortgage Bonds:

Dated as of August 1, 2026

Maturity:

September 15, 2036

Interest Rate:

5.50%

Interest Payment Dates:

March 15 and September 15, commencing March 15, 2027

Redemption Provisions:

The First Mortgage Bonds may be redeemed at the option of the Company as set forth in the Prospectus, as supplemented, relating to such First Mortgage Bonds.

Sinking Fund Provisions:

No sinking fund provisions

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Defeasance provisions:

As set forth in the Mortgage

Closing location for delivery of First Mortgage Bonds:

Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178

Designated Representatives:

Goldman Sachs & Co. LLC

KeyBanc Capital Markets Inc.

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC

Addresses for Notices, etc.:

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Attention: Debt Syndicate

SMBC Nikko Securities America, Inc.

277 Park Avenue, 5th Floor

New York, New York 10172

Attention: Debt Capital Markets

TD Securities (USA) LLC

1 Vanderbilt Avenue, 11th Floor

New York, New York 10017

Attention: DCM – Transaction Advisory

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SCHEDULE III

Ameren Illinois Company

Pricing Term Sheet

August 17, 2026

Issue:	5.50% First Mortgage Bonds due 2036

Principal Amount:	$400,000,000

Coupon (Interest Rate):	5.50% per annum

Maturity Date:	September 15, 2036

Benchmark Treasury:	4.625% due August 15, 2036

Benchmark Treasury Price:	99-07 ¾

Benchmark Treasury Yield:	4.721%

Spread to Benchmark Treasury:	+78 basis points

Re-offer Yield:	5.501%

Offering Price (Issue Price):	99.988% of the principal amount

Interest Payment Dates:	March 15 and September 15, commencing March 15, 2027

Optional Redemption:	Prior to June 15, 2036 (the “Par Call Date”) redeemable, in whole or in part, at any time at a redemption price equal to the greater of (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the First Mortgage Bonds to be redeemed matured on the Par Call Date) on a semi-annual basis at the Treasury Rate plus 15 basis points, less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the First Mortgage Bonds to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, redeemable, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the First Mortgage Bonds being redeemed, plus accrued and unpaid interest thereon to the redemption date.

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Right to Redeem for Tax Credit Event:	Redeemable upon the occurrence of a Tax Credit Event, in whole but not in part, at 101% of the principal amount of the First Mortgage Bonds to be redeemed, plus accrued and unpaid interest thereon to the redemption date (provided, that the related notice of redemption must be sent by the later of (a) December 31, 2026 and (b) six months from the date of issuance of the First Mortgage Bonds).

Expected Ratings (Moody’s/S&P)*:	{Intentionally omitted}

Trade Date:	August 17, 2026

Settlement Date:	August 24, 2026 (T+5)**

CUSIP / ISIN:	02361D BD1 / US02361DBD12

Joint Book-Running Managers:	Goldman Sachs & Co. LLC KeyBanc Capital Markets Inc. SMBC Nikko Securities America, Inc. TD Securities (USA) LLC

Co-Managers:	Academy Securities, Inc. Commerce Brokerage Services, Inc.

The terms “Treasury Rate” and “Tax Credit Event” have the respective meanings ascribed to those terms in the Issuer’s Preliminary Prospectus Supplement, dated August 17, 2026.

*	A security rating is not a recommendation to buy, sell or hold securities and should be evaluated independently of any other rating. The rating is subject to revision or withdrawal at any time by the assigning rating organization.

**	It is expected that delivery of the First Mortgage Bonds will be made against payment therefor on or about the Settlement Date specified above. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the First Mortgage Bonds more than one business day prior to the scheduled settlement date will be required, by virtue of the fact that the First Mortgage Bonds initially are expected to settle in T+5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by contacting (i) Goldman Sachs & Co. LLC toll-free at (866) 471-2526, (ii) KeyBanc Capital Markets Inc. toll-free at 1-866-227-6479, (iii) SMBC Nikko Securities America, Inc. toll-free at (888) 868-6856 or (iv) TD Securities (USA) LLC toll-free at 1-855-495-9846.

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ANNEX II

A)           Issuer Free Writing Prospectuses To Be Included As Time of Sale Information:

Pricing Term Sheet dated August 17, 2026.

B)            Issuer Free Writing Prospectuses Not Included As Time of Sale Information:

None.

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